FIRST AMENDMENT TO DISTRIBUTION, LICENSE AND SUPPLY AGREEMENTentered into as of the 22ndday of June, 2016 (the "First Amendment")

BETWEEN: KNIGHT THERAPEUTICS INC., a corporation

formed under the laws of Canada;

(hereinafter called the "Knight").

AND: EMBER THERAPEUTICS, INC., a corporation

formed under the laws of the State of Delaware;

(hereinafter called the "Ember")

WHEREAS Ember and Knight are parties of a certain Distribution, License and Supply Agreement (the "Distribution Agreement"), made as of the 3rd day of August, 2015.

WHEREAS the Lender and Ember desire to amend the Distribution Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of these presents and of the mutual Covenants hereinafter contained, the parties have agreed as follows:

1.	AMENDMENTS

1.1	Amendments to the Distribution Agreement

The Borrower and the Lender hereby agree to amend the Distribu tion Agreement as follows:

1.1.1 Section 1.1 of the Distribution Agreement is amended by restating the following definitions:

"Field" means all humanuse indications approved in the Territory.

"Licensed Products" means all of Ember's current and future products including BMP-7,MigralexTM, and ICX RHYNaveitaTM, and "Licensed Product" means any one of them (as the context shall require).

"Territory" means Canada, the Caribbean, Israel, Romania, Russia and CIS, and Sub-Saharan Africa.

2.	OTHER PROVISIONS

2.1	Waiver. No failure to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof. Any waiver granted hereunder shall only be applicable the specific acts covered thereby and shall not apply to any subsequent events, acts, or circumstances.

2.2	Severability. In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portion hereof shall remain in full force and effect. If any the terms or provisions of this Agreement are in conflict with any applicable statute rule of law, then such terms or provisions shall be deemed inoperative to the extent they may conflict therewith and shall be deemed to be modified to conform with statute or rule of law.

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2.3	Governing Law. This Agreement all disputes arising out of or relating to this Agreement, or the performance, enforcement, breach or termination hereof or thereof, and any remedies relating thereto, shall be construed, governed by and interpreted in accordance with the laws of the State of New York, United States.

2.4	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same Agreement and shall become effective when a counterpart hereof has been signed by each of the Parties and delivered to the other Party

2.5	English Language. At the request of the parties, this Agreement has been negotiated in the English language and will be or have been executed in the English language. Les soussignes ont expressement demande que ce document et tous les documents annexes soient rediges en langue anglaise.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have signed this Agreement.

EMBER THERAPEUTICS, INC. Per: /s/ Joseph Hernandez Name: Joseph Hernandez Title: Chairman	KNIGHT THERAPEUTICS INC. Per: /s/ Jeffrey Kadanoff Name: Jeffrey Kadanoff Title: Chief Financial Officer

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